EXHIBIT 77Q1(E)
                        NEW INVESTMENT ADVISORY CONTRACT

The Investment Advisory Agreement between the Registrant and Absolute regarding Absolute Strategies Fund, Exhibit (d)(21) to post effective amendment No. 171 to Registrant's Registration Statement filed with the Securities and Exchange Commission via EDGAR, accession number 0001275125-05-000241, is incorporated by reference, and legally part of, this Form N-CSR.

The Subadvisory Agreements regarding Absolute Strategies Fund between Absolute Investment Advisers and each of the following subadvisers: (1) Aronson+Johnson+Ortiz, LP, (2) Bernzott Capital Advisors, (3) Contravisory Research & Management Corp., (4) Grantham, Mayo, Van Otterloo & Co. LLC, (5) Horizon Asset Management, LLC, (6) Kinetics Asset Management, Inc., (7) Loomis, Sayles & Company, L.P., (8) Metropolitan West Asset Management, LLC, (9) Moody Aldrich Partners, LLC, (10) Scout Investment Advisors, Inc., (11) SSI Investment Management, Inc., (12) TT International Investment Management, (13) TWIN Capital Management, Inc., and (14) Yacktman Asset Management Co., Exhibit (d)(22) to post effective amendment No. 171 to Registrant's Registration Statement filed with the Securities and Exchange Commission via EDGAR, accession number
0001275125-05-000241, are incorporated by reference, and legally part of, this Form N-SAR.